Exhibit 10.16.5

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

FIFTH AMENDMENT TO MASTER REPURCHASE AGREEMENT

Dated as of November 18, 2016

Between

QUICKEN LOANS INC., as Seller,

and

JPMORGAN CHASE BANK, N.A., as a Buyer and as Administrative Agent for the Buyers

and

the other Buyers from time to time party hereto

1.                                      This Amendment.

The Parties have agreed to amend the Master Repurchase Agreement dated May 2, 2013 among them (the “Original MRA”), as amended by the First Amendment to Master Repurchase Agreement dated May 1, 2014, the Second Amendment to Master Repurchase Agreement dated December 19, 2014, the Third Amendment to Master Repurchase Agreement dated April 30, 2015 and the Fourth Amendment to Master Repurchase Agreement dated April 28, 2016 (as so amended, the “Amended MRA” and as amended hereby and as further supplemented, amended or restated from time to time, (the “MRA”), to (i) provide for Deutsche Bank National Trust Company (“Custodian”) to serve as documents custodian pursuant to a Custodial Agreement of even date herewith among Seller, Administrative Agent and Custodian and (ii) recognize Buyers’ right to pledge or assign Mortgage Assets to a Federal Home Loan Bank as well as to a Federal Reserve Bank, and they hereby further amend the Amended MRA as follows.

The numbered Sections of this Amendment are numbered to correspond to the numbering of the Sections of the Amended MRA amended hereby and are therefore sometimes nonsequential.

All capitalized terms used in the Amended MRA and used, but not defined differently, in this amendment have the same meanings here as there.

2.                                      Definitions; Interpretation

A. The following definitions in Section 2(a) (Definitions) of the Amended MRA are hereby amended to respectively read as follows:

“Aged Loan” means, on any day, a Purchased Mortgage Loan whose Purchase Date was more than [***] but not more than [***] before that day, or such different period, if any, as Administrative Agent and Seller shall agree to from time to time and Administrative Agent shall specify in a written notice to Custodian.

“Bailee Letter” is defined in the Custodial Agreement.

“Business Day” means a day (other than a Saturday or Sunday) when (i) banks in Dallas, Texas, Houston, Texas, Orange County, California and New York, New York are generally open for commercial banking business and (ii) federal funds wire transfers can be made.

“Copy-permitted Document” is defined in the Custodial Agreement.

“Interim Servicer” is defined in the Custodial Agreement.

“Loan File” means Loan Eligibility File.

“Loan Purchase Detail” means an Asset Schedule.

“MWF Web” means (used in the Amended MRA) means Mortgage Finance Online.

“Responsible Officer” means (i) as to Custodian, any managing director, director, associate, principal, vice president, assistant vice president, trust officer or any other officer of Custodian customarily performing functions similar to those performed by any of the above designated officers or any other officer of Custodian having responsibility for the administration of this Agreement and, with respect to a particular matter, to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject, and (ii) as to any other Person, the chief executive officer, the president, any executive vice president, senior vice president or vice president, or, with respect to financial matters, the chief financial officer of such Person; provided that in the event any such officer is unavailable at any time he or she is required to take any action hereunder, Responsible Officer means any officer authorized to act on such officer’s behalf as reflected in a by-law, corporate resolution or similar document and an incumbency certificate or signature on an updated list of Responsible Officers.

“Secure Directory” is defined in the Custodial Agreement.

“Servicing File” means with respect to each Mortgage Loan, all documents relating to its servicing, which may consist of (i) copies of the documents contained in the related Credit File, Asset File and Loan Eligibility File, as applicable, (ii) copies of the credit documentation relating to the underwriting and closing of such Mortgage Loan(s), (iii) copies of all related documents and correspondence, (iv) copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation and payment history records, (v) all other information or materials necessary or required to board such Mortgage Loan onto the applicable servicing system and (vi) all other related documents required to be delivered pursuant to any of the Transaction Documents.

“Transaction Documents” means this Agreement (including all exhibits and schedules attached hereto), each Confirmation, the Side Letter, the Custodial Agreement, each Bailee Letter, each Trust Release Letter, each Trust Receipt, each Asset Schedule and Exception Report, each Request for Documents Release, the Electronic Tracking Agreement, each Takeout Agreement, each Takeout Commitment, each Closing Protection Letter or fidelity bond in respect of a Settlement Agent and each deposit account agreement, other agreement, document or instrument executed or delivered in connection therewith, in each case as supplemented, amended, restated or replaced from time to time.

“Trust Release Letter” means a Request for Documents Release that requests release of part or all of an Asset File to Seller or Interim Servicer for servicing or correction of deficiencies and errors pursuant to Section 5 (Release for Servicing or Correction) of the Custodial Agreement. For the avoidance of doubt, a Request for Documents Release that requests release of part or all of an Asset File pursuant to either (i) Section 6 (Release for Payment) of the Custodial Agreement (for a Purchased Mortgage Loan that has been paid in full, liquidated, repurchased or no longer subject to this Agreement for any reason) or (ii) Section 7 (Release of Purchased Mortgage Loans for Funding by Approved Takeout Investor) of the Custodial Agreement (for a Purchased Mortgage Loan to be shipped to an Approved Bailee for purchase by an Approved Takeout Investor under cover of a Bailee Letter, is not a Trust Release Letter.

“Wet Funding Deadline” means Wet Delivery Deadline.

“Wet Funding” means the purchase by Administrative Agent (as agent and representative of Buyers) of a Mortgage Loan that is Originated by Seller on or about the Purchase Date pursuant to which Seller is permitted to use the Purchase Price proceeds to close the Mortgage Loan before Custodian’s receipt of the complete Asset File.

“Wet Loan” means a Purchased Mortgage Loan for which the completed Asset File was not delivered to Custodian before funding of the related Purchase Price.

B.                                    Clause (xi) of the definition of “Eligible Mortgage Loan” in Section 2(a) is amended by substituting “clause (i)” for “clauses (i) and (ii)” where it appears in that clause. Clause (xii) of the definition of “Eligible Mortgage Loan” in Section 2(a) is amended to read as follows:

(xii) for which, if a Wet Loan on the applicable Purchase Date, the Asset File has been delivered to Custodian at or before its Wet Delivery Deadline.

Clauses (xxi) and (xxii) of the definition of “Eligible Mortgage Loan” in Section 2(a) are amended to read, respectively, as follows:

(xxi) for which the related Mortgage Note has not been out of the possession of Custodian pursuant to a Request for Documents Release requesting release to Seller or Interim Servicer of a Mortgage Note for correction or servicing, for more than [***] after the date that Mortgage Note was received by Seller or Interim Servicer;

(xxii) for which neither the related Mortgage Note nor the Mortgage has been out of the possession of Custodian pursuant to a Bailee Letter for more than [***] or, if longer, the number of days specified in such Bailee Letter; and

C.                                    The following definitions are hereby deleted from Section 2(a):

“Last Endorsee” and “Shipping Instructions”.

D.                                    The following Exhibits are deleted from the Amended MRA:

Exhibit D — Form of Shipping Instructions

Exhibit I — Fields for Daily Data Tape

Exhibit K — Form of Bailee Letter

Exhibit M — Form of Trust Release Letter

E.                                The following additional definitions are added to Section 2(a) of the Amended MRA, in alphabetical order:

“Asset File” is defined in the Custodial Agreement.

“Asset Schedule” is defined in the Custodial Agreement.

“Asset Schedule and Exception Report” is defined in the Custodial Agreement.

“Custodial Agreement” means the Custodial Agreement dated on or about November 18, 2016 among Administrative Agent, Seller and Custodian, as supplemented, amended or restated from time to time.

“Custodian” means Deutsche Bank National Trust Company, the Custodian under the Custodial Agreement, and its successors.

“Delivered Mortgage Loan” is defined in the Custodial Agreement.

“Fifth Amendment to MRA” means the Fifth Amendment to Master Repurchase Agreement dated November 18, 2016 among the Parties, amending this Agreement for the fifth time.

“Loan Eligibility File” or “Loan File” means, with respect to each Mortgage Loan, the following documents:

(i)                                     if a Wet Loan for which the related Settlement Agent involved in the Wet Funding (x) is Title Source, Inc., either (1) a blanket Closing Protection Letter covering settlements of multiple Mortgage Loans, or (2) a fidelity bond covering Title Source, Inc., naming Administrative Agent as loss payee, as its interest may appear, and providing Administrative Agent with a right to directly provide written notice of a claim if Seller fails to give written notice of such loss, or (y) is not Title Source, Inc., (1) a fully executed Closing Protection Letter, or (2) a blanket Closing Protection Letter covering settlements of multiple Mortgage Loans, including such Wet Loan (none of the documents referred to in clauses (x) or (y) of this sentence shall be required to be included in any Asset File); provided that up to [***] of the Wet Loans Originated by Seller in any calendar month may be settled by Settlement Agents (other than Title Source, Inc.) for which no Closing Protection Letter is applicable;

(ii)                                  for a Jumbo Loan that is to be sold to CL, a copy of the related CL Correspondent Channel Approval Memorandum; and

(iii)                               if, at any point in the future, (i) Administrative Agent determines that the Truth in Lending Act of 1968, as amended, requires Administrative Agent, as agent and representative of the buyers under a residential mortgage warehousing repurchase facility, to give notice letters to Mortgagors setting forth the information regarding Administrative Agent as a “new creditor” and the other information specified in Section 404 of The Helping Families Save Their Homes Act of 2009, as amended (amending the Truth in Lending Act of 1968 (as amended)), and (ii) Administrative Agent gives at least ten (10) Business Days’ written notice to Seller of Administrative Agent’s election that, on a going forward basis, Seller will be responsible for giving such notice letters (it being understood and agreed that unless and until Administrative Agent gives such notice to Seller, Administrative Agent, and not Seller, will be responsible for giving any such notice letters to Mortgagors and such notice letters will not be included in the Asset Files), unless Administrative Agent has subsequently given Seller another written notice that such notice letters are no longer required, the Asset File shall include a notice letter (x) in form and substance reasonably acceptable to Administrative Agent, delivered by Seller on behalf of Administrative Agent to the related Mortgagor, setting forth that information and (y) acknowledged in writing by such Mortgagor.

“Mortgage Finance Online” means the website maintained by Administrative Agent and used by Seller and Administrative Agent to administer the Transactions, the notices and reporting requirements contemplated by the Transaction Documents and other related arrangements.

“Request for Documents Release” is defined in the Custodial Agreement.

“Trust Receipt” is defined in the Custodial Agreement.

“Wet Delivery Deadline” means, with respect to each Wet Loan that is a CEMA Loan, the thirteenth (13th) Business Day, and for any other Wet Loan, the sixth (6th) Business Day following the Purchase Date for such Wet Loan

(counting the Purchase Date as the first Business Day), or such later Business Day as Chase, in its sole discretion, may specify from time to time.

F.                                      Each place that the capitalized term “Cooperative” appears in the Amended MRA, it is amended to read “Co-op”.

3.                                      Initiation; Confirmations; Termination

A.                                    Section 3(a) is amended by adding this new sentence at the end of that Section:

Each Confirmation shall include an Asset Schedule listing the Mortgage Loans that Seller proposes to sell to Administrative Agent (as agent and representative of Buyers), for Administrative Agent to confirm acceptance of the proposed Transaction.

B.                                    The third sentence of Section 3(b) (Purchase) is amended to read as follows:

Within five (5) Business Days (twelve (12) calendar days for Wet Funded CEMA Loans) following the Purchase Date, Seller shall (i) take such steps as are necessary and appropriate to effect the transfer to Administrative Agent on the MERS® System of the Purchased Mortgage Loans so purchased, and to cause Administrative Agent to be designated as “Interim Funder” on the MERS® System with respect to each such Purchased Mortgage Loan and (ii) in the case of a Wet Funding, deliver all remaining items of the related Asset File to Custodian.

C.                                    Clause (i) of the first sentence of Section 3(c) (Confirmations) is amended to read as follows:

(i) include the Asset Schedule with respect to the Mortgage Loans subject to such Transaction,

D.                                    The last sentence of Section 3(j) (Defective Mortgage Loans) is amended to read as follows:

If such Repurchase Price is paid by Seller on or before termination of this Agreement, shipment of the related Purchased Mortgage Loans to an Approved Takeout Investor or an Agency Custodian pursuant to Section 17 or Administrative Agent’s liquidation of the Purchased Mortgage Loans pursuant to Section 12, Administrative Agent shall transfer such Purchased Mortgage Loans to Seller and deliver, or cause to be delivered, to Seller all documents for the Mortgage Loan previously delivered to Administrative Agent or Custodian and take such steps as are necessary and appropriate to effect the transfer of the Purchased Mortgage Loan to Seller on the MERS® System.

6.                                      Security Interest; Assignment of Takeout Commitments

Clause (ii) of the second sentence of Section 6(a) (Security Interest) is amended to read as follows:

(ii) all Servicing Records, Loan Files, Asset Files, Mortgage Loan Documents, including, without limitation, the Mortgage Note and Mortgage, and all of Seller’s claims, liens, rights, title and interests in and to the Mortgaged Property in each case to the extent related to such Purchased Mortgage Loans,

7.                                      Conditions Precedent

Section 7(b) (Conditions Precedent to Each Transaction) is amended to read as follows:

(b)                                 Conditions Precedent to Each Transaction. Buyers’ obligation to pay the Purchase Price for each Transaction shall be subject to the satisfaction of each of the following conditions precedent:

(i)                                     with respect to each Purchase Date, Seller shall have delivered to Administrative Agent a Confirmation and the Asset Schedule with respect to the Purchased Mortgage Loans subject to such Transaction;

(ii)                                  Custodian shall have received the Asset Schedule and the Assets Files for, and Administrative Agent shall have received the Custodian’s Trust Receipt listing, all Delivered Mortgage Loans (if any) subject to such Transaction;

(iii)                               No Act of Insolvency with respect to Rock Holdings is pending;

(iv)                              No Governmental Authority or Person acting or purporting to act under Governmental Authority shall have taken any action to materially curtail the authority of Seller or any of its Material Subsidiaries in the conduct of its business, which action was not discontinued or stayed within thirty (30) days;

(v)                                 no Default or Event of Default shall have occurred and be continuing;

(vi)                              no Margin Deficit in excess of an amount equal to the Cash Deposit balance plus [***] shall exist either before or after giving effect to such Transaction;

(vii)                           this Agreement and each of the other Transaction Documents shall be in full force and effect, and the Termination Date shall not have occurred;

(viii)                        each Mortgage Loan subject to such Transaction shall be an Eligible Mortgage Loan;

(ix)                              Seller’s representations and warranties in this Agreement and each of the other Transaction Documents to which it is a party and in any Officer’s Certificate delivered to Administrative Agent in connection therewith shall be true and correct in all material respects on and as of the date hereof and such Purchase Date, with the same effect as though such representations and warranties had been made on and as of such date (except for those representations and warranties and Officer’s Certificates that are specifically made only as of a different date, which representations and warranties and Officer’s Certificates shall be correct on and as of the date made), and Seller shall have complied with all the agreements and satisfied all the conditions under this Agreement, each of the other Transaction Documents and the Mortgage Loan Documents to which it is a party on its part to be performed or satisfied at or before the related Purchase Date;

(x)                            no Requirement of Law shall prohibit the consummation of any transaction contemplated hereby, or shall impose limits on the amounts that Buyers or Administrative Agent may legally receive or shall impose a material tax or levy on such Transaction or the Purchase Price, Repurchase Price or any payments received in respect thereof;

(xi)                         no action, proceeding or investigation shall have been instituted, nor shall any order, judgment or decree have been issued by any Governmental Authority to set aside, restrain, enjoin or prevent the consummation of any Transaction contemplated hereby or seeking material damages against Buyers or Administrative Agent in connection with the transactions contemplated by the Transaction Documents;

(xii)                      Administrative Agent shall have determined that the amounts on deposit in the Operating Account are sufficient to fund any shortfall between (x) the amount Seller is to fund to Originate or otherwise acquire each Mortgage Loan to be purchased by Buyers in such Transaction and (y) the Purchase Price to be paid by Buyers therefor, after taking into account all other obligations of Seller that are to be satisfied with the amounts on deposit in the Operating Account on such Transaction’s Purchase Date;

(xiii)                   after giving effect to such Transaction, the aggregate Purchase Price for all outstanding Transactions will not exceed the Facility Amount;

(xiv)                  Administrative Agent shall have received such other documents, information, reports and certificates as it shall have reasonably requested;

(xv)                     Seller shall have funded the Cash Deposit in the Required Amount; and

(xvi)                  if such Transaction is to be funded (in whole or in part) from the Uncommitted amount, Buyers must have elected to fund it and the full Committed Amount must be funded and outstanding before any of the Uncommitted Amount is funded.

The acceptance by Seller, or by any Settlement Agent at the direction of Seller, of any Purchase Price proceeds shall be deemed to constitute a representation and warranty by Seller that the foregoing conditions have been satisfied.

11.                               Seller’s Covenants

The second sentence of Section 11(x) is amended to read as follows:

Without limiting the generality of the foregoing, Seller shall timely assemble all records and documents concerning each such Jumbo Loan that (i) are in its possession or control, (ii) have not been delivered to Administrative Agent or Custodian and (iii) are required under any applicable Takeout Commitment (except that photocopies instead of originals shall be used for those documents of which originals were provided to Custodian in the Asset File or to Administrative Agent in the Loan File) and all other documents and information in its possession or control that have not been delivered to Administrative Agent or Custodian and that may have been required or requested by the Approved Takeout Investor, and Seller shall make all representations and warranties required to be made to the Approved Takeout Investor under the applicable Takeout Commitment and Takeout Agreement.

13.                               Servicing Rights are Owned by Buyers; Interim Servicing of the Purchased Mortgage Loans

Section 13(d) is amended to read as follows:

(d)                                 Seller shall release its custody of the contents of the servicing records included in any Credit File or any Asset File relating to a Purchased Mortgage Loan only (i) pursuant to the provisions of this Agreement and the Custody Agreement, (ii) in accordance with the written instructions of Administrative Agent, (iii) upon the consent of Administrative Agent when such release is required as incidental to Seller’s servicing of the Purchased Mortgage Loan, or is required to complete the Takeout Funding or comply with the Takeout Guidelines, or (iv) as required by any Requirements of Law.

17.                               Shipment to Approved Takeout Investor

The caption and text of Section 17 are amended to read, respectively, as above and as follows:

(a)                                 Shipping Instructions for Purchased Mortgage Loans. If Seller desires that Custodian send an Asset File or Administrative Agent send a Loan File to an Approved Takeout Investor or another warehousing or other mortgage financing institution, rather than to Seller directly, in connection with Seller’s repurchase of the related Purchased Mortgage Loan, or in a Pool to an Agency Custodian for the Agency that will issue or guaranty and MBS based on and backed by such Pool upon the Agency Custodian’s certification of such Pool, then Seller shall prepare and send to Custodian and Administrative Agent written shipping instructions pursuant to Section 10 (Shipment of Documents) of the Custodial Agreement instructing Custodian and Administrative Agent when and how to send such Asset File or Loan File, as applicable, to such Approved Takeout Investor or its designee. Administrative Agent shall use commercially reasonable efforts to send the Loan File on or before the date specified for shipment in such shipping instructions in accordance with the cutoff times specified in the “Chase Mortgage Warehouse Finance Customer Reference Guide” provided by Administrative Agent to Seller, or otherwise specified by Administrative Agent to Seller in writing from time to time. If Seller instructs Custodian to send an Asset File before the Repurchase Date, Custodian will send the Mortgage Note and related Mortgage under a Bailee Letter as provided in the Custodial Agreement. If Seller does not provide Custodian with shipping instructions with respect to a Mortgage Loan before its Repurchase Price is paid to Administrative Agent, Custodian shall send the Asset File to Seller or its designee after Administrative Agent receives the Repurchase Price therefor.

(b)                                 Delivery Versus Payment or Delivery Versus MBS. Upon Administrative Agent’s receipt of the Repurchase Price for a Pool of Purchased Mortgage Loans from an Approved Takeout Investor to whom Custodian has shipped the related Asset File or Administrative Agent has shipped the related Loan File in a delivery versus payment or “swap for payment” transaction, all of Administrative Agent’s interests in the Purchased Mortgage Loans that are part of such Pool (but no others) shall automatically be released and Seller’s repurchase thereof shall be completed. Upon delivery into the Joint Securities Account of an MBS in exchange for a Pool that includes Purchased Mortgage Loans shipped to an Agency Custodian in a delivery versus MBS or “swap for MBS” transaction, all of Administrative Agent’s interests in the Purchased Mortgage Loans included in such Pool (but no others) shall automatically be released and a securities entitlement in the Joint Securities Account and such MBS held therein proportionate to the aggregate value of the Purchased Mortgage Loans contained in the Pool from which such MBS was created shall be conclusively deemed to be a Mortgage Asset subject to a new Transaction effective as of the date of delivery of such MBS into the Joint Securities Account and accepted by Administrative Agent as a Mortgage Asset in substitution for the Purchased Mortgage Loans included in the Pool from which such MBS was created, with each such securities entitlement having a Repurchase Price equal to (x) the sum of the Purchase Prices of the Purchased Mortgage Loans included in such Pool plus (y) accrued and unpaid Price Differential on such Purchased Mortgage Loans, calculated as if they were still subject to Transactions, such Price Differential to be calculated at the Pricing Rate for Pooled Loans from their Pooling Date, until Administrative Agent’s receipt of Administrative Agent’s share of the cash Repurchase Price for such MBS (determined in accordance with the provisions of the Joint Securities Account Control Agreement) either from sale of the MBS to an Approved Takeout Investor or by direct payment by Seller. Seller may cause such securities entitlement in such MBS to be delivered to an Approved Takeout Investor pursuant to any related Takeout Commitment against payment of a cash amount at least equal to the Repurchase Price therefor. If Administrative Agent’s release of any Purchase Mortgage Loans shipped for securitization shall become effective and the MBS to be based on and backed by them (or any of them) shall not be delivered into the Joint Securities Account within two (2) Business Days after the Settlement Date of such MBS), Seller shall pay Administrative Agent the Repurchase Price therefor upon written demand made by Administrative Agent then or at any time thereafter before Administrative Agent has received the Repurchase

Price from the securities intermediary under and pursuant to the Joint Securities Account Control Agreement. On the same Business Day that Seller receives any such written demand if given at or before 10:00 a.m., Houston, Texas time, or on the next Business Day if such notice is given after 10:00 a.m., Seller shall pay such Repurchase Price to Administrative Agent (for Buyers’ accounts) and shall submit a Completed Repurchase Advice. If such MBS is delivered into the Joint Securities Account after Seller has so repurchased it, upon Seller’s request, Administrative Agent will confirm to the securities intermediary that the related securities entitlement has been repurchased by Seller.

22.                               Assignment and Participation; Pledges to a Federal Reserve Bank or Federal Home Loan Bank

The caption of Section 22 is amended to read as above and Section 22(f) is amended to read as follows:

(f)                                   In addition to the foregoing, any Buyer may, at any time in its sole discretion, pledge or grant a Lien in all or any portion of its rights under this Agreement (including any rights to Mortgage Assets and any rights to payment of the Repurchase Price) to secure obligations to a Federal Reserve Bank or Federal Home Loan Bank, without notice to or consent of Seller; provided that no such pledge or grant of a security interest would release any Buyer from any of its obligations under this Agreement, including any obligations to deliver the same Purchased Mortgage Loans back to Seller upon receipt of payment of the Repurchase Price therefor, or substitute any such pledgee or grantee for such Buyer as a party to this Agreement.

EXHIBIT B.

A.                                    Each reference in clauses (e), (x) and (gg) of Exhibit B to “loan file” or “Loan File” shall henceforth be read as referring to the Asset File, the Loan Eligibility File and/or the Servicing File, as applicable.

B.                                    Clause (dd) of Exhibit B is amended to read as follows:

(dd) No Fraud. No fraud, material omission, misrepresentation, negligence or similar occurrence with respect to the Mortgage Loan has taken place on the part of Seller, any Subservicer or any other Person involved in taking applications for, offering, arranging, assisting a consumer in obtaining, making, underwriting or closing of the Mortgage Loan, including the Mortgagor, any builder or developer or any appraiser. To Seller’s actual knowledge, the documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. Seller has reviewed all of the documents constituting the related Asset File and Loan Eligibility File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein.

SCHEDULE V.

Schedule V hereto supersedes and replaces Schedule V to the Amended MRA, effective as of the date of this Amendment.

(The remainder of this page is intentionally blank; counterpart signature pages follow)

As amended hereby, the Amended MRA remains in full force and effect, and the Parties hereby ratify and confirm it.

JPMORGAN CHASE BANK, N.A.

By:	/s/ Lee Chung
	Name:	Lee Chung
	Title:	Authorized Officer

QUICKEN LOANS INC.

By:
William Emerson
Chief Executive Officer

Counterpart signature page to Fifth Amendment to Master Repurchase Agreement among
Quicken Loans Inc., as Seller, JPMorgan Chase Bank, N.A., as a Buyer and as Administrative
Agent for the Buyers and the other Buyers party thereto

As amended hereby, the Amended MRA remains in full force and effect, and the Parties hereby ratify and confirm it.

JPMORGAN CHASE BANK, N.A.

By:
Lee Chung
Authorized Officer

QUICKEN LOANS INC.

By:	/s/ William Emerson
	Name:	William Emerson
	Title:	Chief Executive Officer

Counterpart signature page to Fifth Amendment to Master Repurchase Agreement among
Quicken Loans Inc., as Seller, JPMorgan Chase Bank, N.A., as a Buyer and as Administrative
Agent for the Buyers and the other Buyers party thereto

SCHEDULE V

LITIGATION

(See attached)

I.                                        Ordinary Course of Business Litigation

As a residential mortgage lender originating, closing and servicing loans in all 50 states, Quicken Loans Inc. (and its Subsidiaries) may, at any point in time, be named as a party to dozens of legal proceedings which arise in the ordinary course of business, such as actions alleging improper lending practices, improper servicing, quiet title actions, improper foreclosure practices, violations of consumer protection laws, etc. and on account of consumer bankruptcies. In many of these actions, Quicken Loans (and its Subsidiaries) may not be the real party of interest (because Quicken Loans is not the servicer of the loan or the holder of the note) but it may appear in the pleadings because it is in the chain of title to property over which there may be a dispute. Such matters are turned over to the servicer of the loan for those loans Quicken Loans or its Subsidiary do not service. In other cases, such as lien avoidance cases brought in bankruptcy, Quicken Loans or its Subsidiary are insured by title insurance and the case is turned over to the title insurer who tenders our defense.

As to other matters that arise in the ordinary course, management does not believe that the amount of liability, if any, for any of the pending matters individually or in the aggregate will materially affect Quicken Loans’ consolidated financial position in a material way. However, regardless of the outcome of this or other matters referred to herein, litigation can have a significant effect on Quicken Loans and its Subsidiaries for other reasons such as defense costs, diversion of management focus and resources, and other factors. To the best of Quicken Loans’ information and belief, there are no outstanding judgments, liens or orders that have not been satisfied.

II.                                   Non-Ordinary Course of Business Litigation

Case Title	Court	Case Number	Nature of Action	Description of Claims	Date Served
Quicken Loans Inc. vs. United States of America, et al.	US District Court, Eastern District, Michigan	15-cv-1 1408	False Claims Act

Quicken Loans sued HUD, DOJ and governmental entities or actors for violation of the APA, breach of contract, and violation of constitutional due process rights, and seeks an injunction and declaratory judgments that Quicken Loans did not violate FHA guidelines.

The U.S. claims that QL violated the False Claims Act by falsely certifying that FHA loans made by Quicken Loans met FHA underwriting requirements.

*See United States of America vs. Quicken Loans Inc.

** Plaintiff, Quicken Loans Inc. appealed.

4/17/2015

Case Title	Court	Case Number	Nature of Action	Description of Claims	Date Served
United States of America vs. Quicken Loans Inc.	United States District Court, District of Columbia	15-0613	False Claims Act

Quicken Loans sued HUD, DOJ and governmental entities or actors for violation of the APA, breach of contract, and violation of constitutional due process rights, and seeks an injunction and declaratory judgments that Quicken Loans did not violate FHA guidelines.

The U.S. claims that QL violated the False Claims Act by falsely certifying that FHA loans made by Quicken Loans met FHA underwriting requirements.

*See Quicken Loans Inc. vs. United States of America, et al.

4/23/2015

Alex Jacobs vs. Quicken Loans Inc.	US District Court, Southern District, Florida	15-cv-81386	TCPA

Putative class action alleges violations of the Telephone Consumer Protection Act by claiming QL used prerecorded voice messaging and automatic dialers for marketing purposes on cell phones without consent.

10/8/2015

Darren Newhart vs. Quicken Loans Inc.	US District Court, Southern District, Florida	15-cv-81250	TCPA	Plaintiff alleges Quicken Loans violated the Telephone Consumer Protection Act by using prerecorded voice messaging and automatic dialers for marketing purposes on cellphones without consent.	10/12/2015

Residential Funding Company vs. Quicken Loans Inc., et al.	District Court, Hennepin County, Minnesota	14-cv-3111	Breach of Contract	Plaintiff asserts claims for repurchase or indemnification based on origination and underwriting errors.	12/16/2013

Case Title	Court	Case Number	Nature of Action	Description of Claims	Date Served
Deutsche Bank National Trust Company, solely as Trustee of the Harborview Mortgage Loan Trust (2007-7) vs. Quicken Loans Inc.	Supreme Court, New York County, New York	13-653048	Breach of Contract

Plaintiff-trustee, on behalf of Freddie Mac, claims that Quicken Loans breached a contract to sell loans consistent with certain representations and warranties and failed to repurchase loans when required.

* Notice of Appeal filed by Plaintiff, Deutsche Bank National Trust Company.

8/30/2013

Phillip Alig, et al. vs. Quicken Loans Inc., et al.	US District Court, Northern District, West Virginia	11-c-428	Lender Liability

Putative class action complaint alleging violation of West Virginia consumer protection statutes for (1) providing the client’s estimated value to appraisers; (2) charging illegal or unauthorized loan discount fee; and (3) not providing copies of signed documents at closing. In June 2016, an order was entered granting class certification and summary judgment against QL on two claims. QL is pursuing all appeal options.

6/25/2012

Eileen Nece vs. Quicken Loans	United States District Court Middle District of Florida	8:16-cv-02605-SDM-TBM	Lender Liability

Putative class action alleges violations of the Telephone Consumer Protection Act by claiming: (a) QL called her, without express consent, on her landline using a prerecorded message; (b) QL called her, without express consent, even though her number was on the national DNC list; (c) QL called her without having procedures in place for maintaining an internal DNC list; and (d) QL failed to timely opt her out.

9/8/2016

Julie Orsatti vs. Quicken Loans	US District Court, Central District, California	2:15-cv-09380-SVW-AGR	Lender Liability

Plaintiff alleges violations of the Telephone Consumers Protection Act ("TCPA") by claiming QL failed to properly opt her out of communications after she requested no further calls be made to her residential phone.

Waived

Case Title	Court	Case Number	Nature of Action	Description of Claims	Date Served
Quicken Loans Inc. vs. Re/Max	US District Court, Colorado	1:16-cv-02696-RM-NYM	Breach of Contract

Quicken Loans sued Re/Max for, among other things, fraudulent inducement, unjust enrichment, promissory estoppel and breach of contract. These claims all stem from a failed partnership whereby Re/Max was to provide marketing services to Quicken Loans.

9/8/2016

Re/Max, LLC vs. Quicken Loans Inc.	US District Court, Colorado	16-CV-02357-CMA	Breach of Contract

Breach of contract claim alleging that RE/MAX fulfilled their duties under the terms of the contract and that Quicken Loans failed to perform its obligations, namely, to make payment for services provided.

9/20/2016

III. Regulatory and Administrative Matters

As a non-depository mortgage banker, Quicken Loans (and its Subsidiaries) are regulated by and subject to various state agencies that oversee and regulate (a) mortgage lending and the activities of bank and/or non- bank financial institutions and/or (b) insurance agency / escrow agent activities and practices. These state agencies are generally authorized to: issue licenses or registrations where state law requires; conduct periodic on-site or remote audits or examinations of the regulated institution’s books, files and practices; investigate consumer complaints; issue findings of audit or compliance variances that may require refunds to borrowers for charges beyond those permitted under the state’s laws or regulations; assess fines or penalties if administrative rules are not adhered to, and/or require other corrective actions to be taken. These agencies also have the authority to seek revocation of an institution’s or individual’s license or registration to operate as a mortgage lender or loan originator in the state. In the ordinary course of business and in any given year, Quicken Loans (and its Subsidiaries) participate in and respond to numerous regular periodic state examinations, while at the same time responding to examination findings from other states. In some instances, Quicken Loans (and its Subsidiaries) may dispute the state agency’s findings and/or attempt to reconcile our differences. In other instances Quicken Loans (and its Subsidiaries) may undertake corrective action before being required to do so by the state regulator. In some states, the state’s attorney general may also investigate consumer complaints regarding mortgage lending and issue subpoenas, commence informal inquiries or formal investigations. As a licensed mortgage banker, we are in the ordinary course of business, subject to such inquiries and investigations. Quicken Loans and its Subsidiaries have thirty team members on its legal/compliance team consisting of in-house lawyers, paralegals and compliance personnel who manage this part of the business. Although Quicken Loans (and its Subsidiaries) may currently be subject to various state examinations and consumer complaint inquiries, management does not believe the outcomes of these examinations or inquiries, individually or in the aggregate, will materially affect Quicken Loans’ consolidated financial position or operations in a material way.

Dated: November 10, 2016